Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended January 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$585,534	79%	$464,499	81%
Correspondent Bulk	31,886	4	28,500	5
Retail	123,247	17	78,707	14
Total	$740,667	100%	$571,706	100%

Funding Days in the Month	21		20
Average Originations Per Funding Day	$35,270		$28,585

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended January 31, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.77%	84.2%	701	27%
620 to 659	8.65	84.9	639	26
580 to 619	8.90	83.4	599	22
540 to 579	9.29	79.8	559	17
539 and below	9.81	77.5	527	8

	8.68%	82.9%	624	100%

Summary by Program Type
2-Year Fixed	9.16%	83.5%	608	39%
2-Year Fixed 40/30	8.62	84.1	619	20
30-Year Fixed	8.60	78.9	620	16
2-Year Fixed Interest-only	7.95	82.5	660	10
30/15-Year Fixed	11.40	97.8	664	4
30-Year MTA	2.01	80.7	706	3
40/30-Year Fixed	8.50	81.1	626	3
Other Products	8.33	78.6	630	5

	8.68%	82.9%	624	100%
Weighted Average
Coupon Excluding MTA	8.85%

Note: The origination data on this report includes loans secured by second mortgages.